Exhibit 32.01

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Steven L. Basta, Chief Executive Officer of BioForm Medical, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i)	the Quarterly Report on Form 10-Q for the period ended December 31, 2009 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: FEBRUARY 16, 2010	By:	/s/ STEVEN L. BASTA
STEVEN L. BASTA
CHIEF EXECUTIVE OFFICER